EX-99.e.1.a

Amended and Restated Schedule A

dated November 15, 2019

to the Underwriting Agreement dated June 10, 2008

between Aberdeen Funds and

Aberdeen Fund Distributors, LLC

Name of Fund

Aberdeen Global Equity Fund

Aberdeen China A Share Equity Fund

(formerly, Aberdeen China Opportunities Fund)

Aberdeen Focused U.S. Equity Fund

(formerly, Aberdeen Equity Long-Short Fund)

Aberdeen Diversified Income Fund

Aberdeen Dynamic Allocation Fund

Aberdeen Diversified Alternatives Fund

Aberdeen U.S. Small Cap Equity Fund

(formerly Aberdeen US Small Cap Fund)

Aberdeen Intermediate Municipal Income Fund

(formerly, Aberdeen Tax-Free Income Fund)

Aberdeen Global Absolute Return Strategies Fund

(formerly, Aberdeen Global Unconstrained Fixed Income Fund)

Aberdeen International Small Cap Fund

(formerly, Aberdeen Global Small Cap Fund)

Aberdeen International Equity Fund

Aberdeen Emerging Markets Fund

Aberdeen Asia-Pacific (ex-Japan) Equity Fund

Aberdeen U.S. Multi-Cap Equity Fund

(formerly, Aberdeen U.S. Equity Fund)

Aberdeen Emerging Markets Debt Fund

Aberdeen Japanese Equities Fund

Aberdeen U.S. Mid Cap Equity Fund

Aberdeen Dynamic Dividend Fund

Aberdeen Global Infrastructure Fund

Aberdeen Short Duration High Yield Municipal Fund

(formerly, Aberdeen High Yield Managed Duration Municipal Fund)

Aberdeen International Real Estate Equity Fund

Aberdeen Realty Income & Growth Fund

Aberdeen Income Builder Fund

Aberdeen Ultra Short Municipal Income Fund

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to the Underwriting Agreement to be executed in its name and on its behalf by its duly authorized representative as of November 15, 2019.

ABERDEEN FUNDS

By:
Name:	Lucia Sitar
Title:	Vice President

ABERDEEN FUND DISTRIBUTORS, LLC

By:
Name:	Raoul Clark
Title:	Authorized Signer

[Signature Page to Amended and Restated Schedule A to Underwriting Agreement between Aberdeen Funds and Aberdeen Fund Distributors, LLC]